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Exhibit 10.(a)

STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (this "Agreement"), by and between Hewlett-Packard Company, a Delaware corporation ("HP"), and Hewlett-Packard Erste Vermögensverwaltungs- und Beteiligungsgesellschaft mbH, a German corporation ("Newco"), is made and entered into as of March 22, 2002.

RECITALS

        A.    Pursuant to that certain Offer Agreement, made and entered into as of September 6, 2001 (the "Offer Agreement"), by and between HP and Indigo N.V., a corporation organized under the laws of The Netherlands ("Indigo"), Newco has made an offer to purchase all of the outstanding common shares of Indigo (the "Exchange Offer") in exchange for common stock of HP and contingent value rights issued by Newco (the "CVRs") entitling the holders of the CVRs (the "Holders") to a contingent cash payment from Newco if HP's revenues from digital press products that utilize Indigo's technology reach specified revenue milestones over a three-year period, which will begin after completion of the Exchange Offer, as set forth in more detail in that certain Contingent Value Rights Agreement to be entered into by Newco and Chase Manhattan Bank and Trust Company, National Association, as Depository and Paying Agent.

        B.    HP desires to sell to Newco, and Newco desires to purchase from HP, for cash, that number of shares of common stock of HP (the "Shares") that Newco is obligated to exchange for the Indigo common shares pursuant to the terms of the Offer Agreement and the completion on March 22, 2002, of the Exchange Offer.

        C.    The closing sales price of HP common stock on the New York Stock Exchange on March 22, 2002 was $18.15.

        NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, HP and Newco, intending to be legally bound, covenant and agree as follows:

ARTICLE 1

STOCK PURCHASE

        1.1    Stock Purchase.    Subject to the terms and conditions of this Agreement, Newco agrees to purchase from HP and HP agrees to sell and to issue to Newco, the Shares. The consideration for the purchase and sale of the Shares shall be cash in an amount of US$18.15 per share.

        1.2    Closing.    An initial closing shall take place on March 26, 2002 (the "Initial Closing"). At the Initial Closing, HP shall issue to Newco and Newco shall purchase from HP 31,000,000 shares of HP common stock for an aggregate purchase price of $562,650,000. Within two business days after the public announcement of the final fixed price proation factor, as defined under the Offer Agreement, Newco shall purchase from HP and HP shall sell and to issue to Newco that number of shares of HP common stock which is equal to the difference between the Shares and 31,000,000 (the "Second Closing"). Each of the Initial Closing and the Second Closing shall take place at the offices of HP at 3000 Hanover Street, Palo Alto California.

        1.3    Tax Consequences.    The sale of the Shares by HP to Newco is intended by both parties to be governed by Treas. Reg. Sec. 1.1032-3(b).

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF HP

        HP hereby represents and warrants to Newco as follows:

        2.1    Organization.    HP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

        2.2    Authority Relative to this Agreement.    HP has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of HP, and no other corporate proceedings are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by HP and, assuming the due authorization, execution and delivery by Newco, constitutes legal and binding obligations of HP.

        2.3    Issuance of Shares.    When issued in accordance with the terms of this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

        2.4    No Conflict; Required Filings and Consents.    The execution and delivery of this Agreement by HP does not, and the performance of this Agreement by HP shall not, conflict with or violate any provision of its certificate of incorporation or bylaws and all required consents or approvals for such execution and delivery have been obtained.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF NEWCO

        Newco hereby represents and warrants to HP as follows:

        3.1    Organization.    Newco is a corporation duly organized, validly existing and in good standing under the laws of Germany.

        3.2    Authority Relative to this Agreement.    Newco has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of Newco, and no other corporate proceedings are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Newco and, assuming the due authorization, execution and delivery by HP, constitutes legal and binding obligations of Newco.

        3.3    Issuance of Shares.    Newco acknowledges and agrees that (i) the issuance of the Shares to Newco pursuant to this Agreement has not been registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and/or Regulation D and/or Regulation S promulgated under the Securities Act, and (ii) that the exchange of the Shares by Newco for the outstanding Indigo common shares pursuant to the terms of the Exchange Offer has been registered under the Securities Act on a Form S-4 Registration Statement filed by HP and Newco. Newco further represents that it is purchasing the Shares from HP for the purpose of exchanging the Shares for the outstanding Indigo common shares pursuant to the terms of the Exchange Offer and that, except as aforesaid, Newco is not purchasing the

Shares with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

        3.4    No Conflict; Required Filings and Consents.    The execution and delivery of this Agreement by Newco does not, and the performance of this Agreement by Newco shall not, conflict with or violate any provision of its certificate of incorporation or bylaws, or equivalent charter documents, and all required consents or approvals for such execution and delivery have been obtained.

ARTICLE 4

GENERAL PROVISIONS

        4.1    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or such other address or telecopy numbers for a party as shall be specified by like notice):

        If to HP, to:

    Hewlett-Packard Company
    3000 Hanover Street
    Palo Alto, California 94304
    Attention: Chief Executive Officer
    Telephone No.: (650) 857-1501
    Telecopy No.: (650) 852-2977

    with copies to:

    Hewlett-Packard Company
    3000 Hanover Street
    Palo Alto, California 94304
    Attention: General Counsel
    Telephone No.: (650) 857-1501
    Telecopy No.: (650) 857-4837

        If to Newco, to:

    Hewlett-Packard Erste
    Vermögensverwaltungs- und Beteiligungsgesellschaft mbH
    Herrenbergerstr. 140
    71034 Boeblingen
    Germany
    Attention: Juergen Banhardt

        4.2    Counterparts.    This Agreement may be entered into in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        4.3    Entire Agreement.    This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous agreements, written or oral, regarding such subject matter.

        4.4    Severability.    If any provision of this Agreement or a portion thereof is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties further agree to replace such invalid, illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal, void or unenforceable provision.

        4.5    Rules of Construction.    The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        4.6    Amendment.    This Agreement may be amended or modified only by a writing signed by both parties hereto.

        4.7    Assignment.    The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

        4.8    Termination.    This Agreement shall become effective at the Effective Time. In the event that the Offer Agreement is terminated in accordance with its terms, this Agreement shall terminate and be of no further force or effect.

        4.9    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement effective as of the 22 day of March, 2002.

HEWLETT-PACKARD COMPANY
By:	/s/ CHARLES N. CHARNAS
Name:	CHARLES N. CHARNAS
Title:	Assistant Secretary and Senior Managing Counsel
HEWLETT-PACKARD ERSTE VERMÖGENSVERWALTUNGS- UND BETEILIGUNGSGESELLSCHAFT MBH
By:	/s/ CHARLES N. CHARNAS
Name:	CHARLES N. CHARNAS
Title:	Managing Director

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

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  Exhibit 10.(a)
STOCK PURCHASE AGREEMENT
RECITALS
ARTICLE 1 STOCK PURCHASE
ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF HP
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF NEWCO
ARTICLE 4 GENERAL PROVISIONS